UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2017 (September 28, 2017)

CCA Industries, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	1-31643	04-2795439
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 CHALLENGER RD, SUITE 340 RIDGEFIELD PARK, NEW JERSEY	07660
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (201) 935-3232

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers

On September 28, 2017, the board of directors appointed J. William Mills III to the board of directors to fulfill the unexpired term of Linda Shein who resigned on September 7, 2017. The board also appointed Mr. Mills to the audit committee after determining that he is an independent member of the board. J. William Mills, III was president of the Philadelphia and Southern New Jersey region of PNC, a member of The PNC Financial Services Group, from 2001 to 2014. The Philadelphia and Southern New Jersey market is the largest PNC market. Mills, a 43-year financial services veteran, joined Provident National Bank (a PNC predecessor) in 1989 as bank treasurer and president of the PNC Funding Corp. He later became senior vice president of Fixed-Income Investments for PNC Investment Management and Research. Mills was promoted to executive vice president in 1993 in charge of Capital Markets and chaired the Asset Liability Committee. Following that assignment, he was executive vice president managing PNC Wealth Management in Philadelphia and Southern New Jersey. Mills started his career as a trader and vice president at Merrill Lynch Government Securities Inc., in New York City and moved to Industrial Valley Bank as senior vice president and treasurer. In 1984, Mills was named managing director of the Capital Markets Division at CoreStates Financial Corporation. Mills is active in the Philadelphia and Southern New Jersey community, serving as Vice Chairman of the board of directors of Independence Blue Cross, Temple University as Chair of the Athletic Committee and member of the Executive Committee, Audit and Investment Committees. He also serves on the board of The United Way of Southeastern Pennsylvania, and co-chairs the Corporate Board of the Barnes Foundation. He is an emeritus board member of the Police Athletic League. Mills was the 2013 recipient of the William Penn Award, presented by the Greater Philadelphia Chamber of Commerce to an outstanding business and civic leader. He holds a master’s in economics from Niagara University, a bachelor’s in mathematics from Ohio State University and is a graduate of the University of Illinois School of Bank Investments.

Furnished as Exhibit 99.1 is a copy of the press release announcing Mr. Mills appointment to the board of directors and audit committee.

Item 8.01 Other Events.

Attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference is a description of common stock of the Company. As permitted by the SEC, this description is being provided for purposes of SEC forms that require the incorporated by reference of a description of securities in a registration statement filed under the Securities Exchange Act of 1934, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release issued October 3, 2017
99.2	Description of Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

 Dated: October 3, 2017

CCA Industries, Inc. x

By: /s/  Stephen A. Heit
Stephen A. Heit
Chief Financial Officer